As filed with the Securities and Exchange Commission on March 22, 2013

Registration No. 333-184897

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRICED IN CORP
(Exact name of registrant as specified in its charter)

Nevada		N/A
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

6110 Coxswain Crescent
Toronto, ON
Canada L5V-2Z8
(418) 263-8112
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
1411 - 375 N. Stephanie St., Henderson, Nevada 89014-8909
(702) 866-2500
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, par value $0.001 per share	20,000,000	$0.01	$200,000	$27.28

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 22, 2013

PRICED IN CORP

20,000,000 SHARES OF COMMON STOCK

PRICED IN CORP (“Priced In”, “we”, “us”, or the “Company”) is offering for sale a maximum of 20,000,000 shares of its common stock, par value $0.001 per share (the “Shares”), at a fixed price of $0.01 per Share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in a company that may not receive enough proceeds from the offering to begin operations or where there may be no market for our shares.

We will retain the proceeds from the sale of any of the offered shares that are sold.  The offering is being conducted on a self-underwritten, best efforts basis, which means our president, Ken-Muen Le and vice president, Sean Maguire, will be responsible for the sale of the shares. This prospectus will permit our president and vice president to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell the Shares to the public until this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”). The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our use.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Below is a summary of proceeds, before and after calculating aggregate offering costs of approximately $29,000, which we may receive from the sale of the shares in the Offering:

Percentage of Shares Sold	Shares Sold	Gross Proceeds to Company	Net Proceeds to Company after Offering Costs
25%	5,000,000	$50,000	$21,000
50%	10,000,000	$100,000	$71,000
75%	15,000,000	$150,000	$121,000
100%	20,000,000	$200,000	$171,000

The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 Shares being offered, or (ii) 90 days after this registration statement is declared effective by the SEC.  However, we may extend the offering for up to an additional 90 days following the initial 90 day offering period.

Prior to the filing of this registration statement, there has been no public trading market for the common stock or any other class of securities of the Company and the Shares are not presently traded on any market or securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Through and including   ______________(the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This obligation is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

PRICED IN CORP

PRICED IN CORP (“Priced In”, “we”, or “the Company”) was incorporated in the State of Nevada as a for-profit Company on November 23, 2010 under the name Streamline Resources, Inc., and established a fiscal year end of September 30.  On April 24, 2012, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change its name to Priced In Corp. We are a development-stage Company that plans to operate a website that aggregates group buying deals and allows users to view and link to available group buying deals in their area.  We own the URL pricedin.com, which is not yet operational. Visitors to the website we plan to develop will be able to view group buying deals sorted by a number of categories including: city, deal category, deal name and price.  We plan to generate revenue by referral commissions earned when users of our website link to the providers of the group buying deals and ultimately purchase a deal.

The Company plans to compete with other group buy aggregators on the Internet today, but aims to develop a comprehensive user experience that will allow users to access a large number of group buying deals across a large number of cities, both nationally and internationally and allow providers of group buying deals to interface with our website’s backend and update their offerings in real time.

While the company has enough funds to operate now, management believes the company’s best chance for long term growth is to expand its website as well as its marketing and promotional efforts.  We expect to spend a significant portion of our existing funds conducting this offering and attempting to achieve a public listing. We believe that we will need to raise a minimum of $100,000, or 50% of our shares being offered, in order to develop our website, as well as to meet our ongoing reporting requirements with the SEC, however, we may require more than this amount in order to reach these goals.

Below is a summary of proceeds, before and after calculating aggregate offering costs of approximately $29,000, which we may receive from the sale of the shares in the Offering:

Percentage of Shares Sold	Shares Sold	Gross Proceeds to Company	Net Proceeds to Company after Offering Costs
25%	5,000,000	$50,000	$21,000
50%	10,000,000	$100,000	$71,000
75%	15,000,000	$150,000	$121,000
100%	20,000,000	$200,000	$171,000

Our business office is located at 6110 Coxswain Crescent, Toronto, ON Canada L5V-2Z8. Our telephone number is (418) 263-8112. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, telephone number (702) 866-2500.

We do not believe that we are a blank check company because we have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person. In addition we, our officers and directors and any of our affiliates do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

We are conducting this offering as we believe that becoming a reporting company is our best option to access the capital we believe we will need to develop our website and implement our business plan and grow our business quickly. While our directors have no experience running a public company, we have retained competent counsel to ensure we meet our reporting obligations. Furthermore, while our two part-time employees have other full-time jobs and as such, are able to dedicate only a portion of their time to the company, they have both committed to increase the time they allocate to our company as financing permits.  Depending on the success of this offering and our business, we may be able to hire additional employees.

As of December 31, 2012, the end of the most recent quarter, Priced In had $41,030 of cash on hand in our corporate bank account, and liabilities of $3,830, represented by accrued liabilities and amounts due to related parties. In addition, the Company estimates incurring costs associated with this offering totaling approximately $45,000. As of December 31, 2012, we have not generated any revenues. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Priced In currently has 5,000,000 Shares issued and outstanding and is registering an additional 20,000,000 Shares for offering to the public. The Company may endeavor to sell all 20,000,000 Shares after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.01 per share for the duration of the offering. Priced In will receive all proceeds from the sale of Shares in this offering.

Securities being offered by the Company, common stock, par value $0.001	20,000,000 shares of common stock, par value $0.001 (the “Shares”).
Offering price per share by the Company.	$0.01 per Share.
Number of shares outstanding before the offering of common shares.	5,000,000 Shares as of March 22, 2013.
Number of shares outstanding after the offering of common shares if all the shares being offered are sold.	25,000,000 Shares will be issued and outstanding after this offering is completed if all the Shares being offered are sold.
Minimum number of shares to be sold in this offering	None.
Market for the common shares
There is no public market for the common shares. The price per Share is $0.01. Priced In may not be able to meet the requirement for a public listing or quotation of the Shares. Further, even if Priced In’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds
We will receive all proceeds from the sale of the Shares after deducting the offering expenses, which is estimated at $29,000. If we are able to sell between 5,000,000 common shares and 20,000,000 Shares being offered, the net proceeds to the Company would be between $21, 000 and $171,000, from which we would like to develop as sophisticated a website as such proceeds permit.  From these proceeds, we plan to spend at least $5,000 on professional fees (including legal, accounting and transfer agent expenses), at least $1,000 on administrative expenses, and at least $500 on website hosting expenses.  We plan on dedicating the remainder of the net proceeds to website development, marketing, and general operating costs including potentially hiring employees.

Termination of the offering
The offering will conclude upon the earlier to occur of: (i) the sale of all 20,000,000 Shares to investors, or (ii) 90 days after this registration statement becomes effective with the SEC. Priced In may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and vice president will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Priced In has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell the Shares and is seeking offers only in jurisdictions where such offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of September 30, 2012	As of December 31, 2012
Total Assets	$41,078	$41,030
Total Liabilities	$1,506	$3,830
Stockholder’s Equity	$39,572	$37,200

Operating Data	November 23, 2010 (Date of Inception) to September 30, 2012	For the Three Months Ended December 31, 2012		Period from November 23, 2010 (Date of Inception) to December 31, 2012
Revenue	$0	$0		$0
Net Income (Loss)	$(10,428)	$(2,372)		$(12,800)
Net Loss Per Share	$(0.00)	$(0.00)	$

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. Priced In should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing increased revenues from its website. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) website development, (iii) advertising, (iv) legal and accounting fees at various stages of operation, (v) hiring employees.

In funding the design and development of the website, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our website will attract users. The website will have to be further developed and marketed before it can generate significant operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL IF WE ARE NOT ABLE TO GENERATE SUFFICIENT REVENUE TO SUPPORT OUR PLANNED OPERATIONS, WHICH MAY NOT BE AVAILABLE ON FAVORABLE TERMS, IF AT ALL, AND WHICH MAY CAUSE DILUTION TO EXISTING STOCKHOLDERS OR RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS.

As of December 31, 2012, we had $41,030 in cash available which will allow us to conduct our planned operations using currently available capital resources for approximately twelve months, and we may need to raise additional capital if we are not able to generate sufficient revenue to support our planned operations after we exhaust our currently available capital resources.  If we need to raise additional funds, we are not certain that we will be able to obtain additional financing on favorable terms, if at all. In addition, any equity financings could result in additional dilution to our existing stockholders, and debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, expending capital, or declaring dividends, or which impose financial covenants on us that limit our ability to achieve our business objectives. If we need additional capital and cannot raise it on acceptable terms, we will have to cease our operations, our stock price may suffer significant fall, and you may lose some or all of your investment.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We believe that existing and new competitors will continue to improve their websites and to introduce new websites and services with competitive characteristics. We expect that we will be required to continue to invest in upgrading our website to compete effectively in our markets. Our competitors could develop a more efficient website or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue. Specifically the Company, while in the development stage, is proceeding with its business plan by working on the design of the Company’s main product, the ultimate rack. . If we cannot obtain sufficient funding, we may have to delay or cease the implementation of our business strategy.

Risks Related To This Offering

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR PRESIDENT AND VICE-PRESIDENT HAVE FULL TIME JOBS WHICH MAY INTERFERE WITH THEIR RESPONSIBILITIES TO US AND ARE NOT SUBJECT TO EMPLOYMENT AGREEMENTS SPECIFYING THE NUMBER OF HOURS THAT THEY ARE REQUIRED TO WORK.

Ken-Muen Le, our President, and Sean Maguire, our Vice-President, each have full-time jobs elsewhere.  Furthermore, neither Mr. Le nor Mr. Maguire is subject to an employment agreement specifying the number of hours that they are required to work.  Mr. Le plans to work on Priced In matters approximately 5-10 hours per week and Mr. Maguire plans to work on Priced In matters approximately 5 hours per week, though they may work additional hours per week if necessary once the business plan is implanted.. However, as neither is required to work a specific number of hours, they may work fewer hours per week than this estimate.  It is possible that our plan of operations may be materially delayed due to their limited work schedule with us.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR PRESIDENT KEN-MUEN LE. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of our President, Ken-Muen Le. We currently do not have an employment agreement with Ken-Muen Le. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

AS THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING, WE MAY NOT RECIEVE ENOUGH CAPITAL TO IMPLEMENT OUR BUSINESS PLAN.

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 50% of the 20,000,000 shares – see “Use of Proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not even be sufficient to defray the costs of this offering.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL

There is currently no traded public market for the Company’s common stock. There is no assurance that any public market will be established or maintained for the Company’s stock or that the securities will ever trade at a price higher than the offering price. The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

WE ARE A DEVELOPMENT STAGE COMPANY AND DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT OUR DIRECTORS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s directors own 100% of the outstanding shares and will own 20% of the outstanding shares after this offering is completed, assuming all the shares in the offering are sold.  However, in the likely event that the Company sells less than 100% of all of the shares in the offering, the Company’s directors will own significantly more than 20% of the Company’s shares.  The following is a chart showing the directors’ approximate ownership after the offering, based on how many shares are sold in the offering:

Percentage of Shares Sold	Approximate Post-Offering Ownership Percentage of Directors
0%	100%
25%	50%
50%	33.3%
75%	25%
100%	20%

As a result of the directors’ ownership, they may be able to elect all of our directors and control the direction of the Company, even if a substantial number of shares are sold in this offering. The Company’s directors’ interests may differ from the interests of other stockholders.  Factors that could cause their interests to differ from the interests of other stockholders include the decision of whether to engage in a corporate transaction such as a merger or a sale of assets.

Exclusively, our directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we benefit from similar exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to similar exemptions available to emerging growth company until such time as we were no longer a smaller reporting company.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 (“EXCHANGE ACT”), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

WE ARE DEEMED A "SHELL COMPANY" AND AS SUCH OUR SHARES MAY NOT BE SALEABLE UNDER RULE 144 AND WE ARE SUBJECT TO ADDITIONAL REPORTING AND DISCLOSURE REQUIREMENTS.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. As our assets are entirely cash and we have no revenues and limited operations, we are considered to be a shell company.  As a shell company, our shares of common stock cannot be resold under Rule 144 of the Securities Act of 1933.

Shell companies are prohibited from using a Form S-8 registration statement pursuant to employee compensation plans. Additionally, shell companies are required to provide more detailed disclosure on a Form 8-K upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

OUR REPORTING OBLIGATIONS UNDER THE EXCHANGE ACT MAY BE SUSPENDED IF WE CONTINUE TO HAVE FEWER THAN 300 SHAREHOLDERS.

Under Section 12(g) of the Exchange Act, a company is eligible to deregister its shares under the Exchange Act if it has fewer than 300 shareholders of record.  Deregistration exempts a company from the reporting obligations under the Exchange Act, thereby such company will not be required to file any periodic reports, including Form 10-Q and 10-K filings with the SEC, subsequent to the Form 10-K required for the fiscal year in which the registration statement is effective.

We expect to register our shares under the Exchange Act by filing a Registration Statement on Form 8-A with the SEC concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. However, we currently have fewer than 300 shareholders and expect to maintain a fewer than 300 shareholder base.  Therefore, we will be eligible to deregister our shares under the Exchange Act and suspend our Exchange Act reporting obligations.

Risks Related to Investing in Our Company

BECAUSE SOME OF OUR MANAGEMENT IS INEXPERIENCED IN OPERATING PRICED IN'S BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Some of our management does not have any specific training in running an Internet business. With no direct training or experience in this area, some of our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

THE LACK OF EXPERIENCE OF THE MANAGEMENT TEAM OF RUNNING A WEBSITE RELATING TO GROUP BUYING MAY BE DETRIMENTAL TO THE GROWTH OF THE COMPANY.

Neither of the directors or officers of the Company have any experience running websites relating to group buying.  Therefore, they may lack the experience and/or contacts to grow the Company as well as a management team with greater experience in the industry.  This lack of experience may hamper the growth of the Company and may cause it to never become profitable.

WE MAY NOT BE ABLE TO FIND SUITABLE SOFTWARE DEVELOPERS AT AN ACCEPTABLE COST.

Priced In will contract software developers to develop our website and associated backend interface. Due to the current demand for skilled technological developers, we run the risk of not being able to find suitable personnel and an acceptable price. We would also need to ensure that the candidates are adequately qualified to develop a website that is user friendly, free of errors and seamless in design. Without these developers we have no way of completing the software, which is the most important aspect of our business development.

WE ARE HIGHLY DEPENDENT ON GROUP BUYING WEBSITES LIKE GROUPON AND LIVINGSOCIAL WHICH HAVE STRUGGLED RECENTLY.

As an aggregator, our entire business model is dependent upon the success and continued operations of a significant number of group buying websites.  Certain group buying websites like Groupon and Livingsocial have experienced success attracting a significant number of customers in the United States and internationally.  While management believes the space will continue to grow, these sites have faced increased competition from new group buying websites and a number of group buying websites have ceased operations recently.  Such developments could adversely affect our business model if the revenue of these larges sites declines and we are simultaneously unable to secure affiliate relationships with a large number of the smaller group buying sites.

WE MAY NOT BE ABLE TO MARKET OUR WEBSITE SUCCESSFULLY.

The Internet group buy industry is extremely competitive. There are currently numerous other websites on the Internet who offer a similar service to that being offered by Priced In.  A clear marketing plan will have to be put into effect in order to establish a firm client base and to get our website and software known in the marketplace. If we fail to develop an efficient marking plan, and if we are unable to market our website successfully to the consumer, we will be unable to sustain business operations.

WE WILL NEED TO ATTRACT A LARGE NUMBER OF USERS IN ORDER TO ACHIEVE PROFITABILITY.

We expect to generate the majority of our revenues through referral fees from group buy websites to whom we send purchasers.  In order to do this, we will need to attract a large number of users to our website on an ongoing basis. Failure to do so on a cost effective basis may harm our revenues.

THE CHANGING INDUSTRY REQUIRES EXPANSION AND CONSTANT UPDATING OF OUR WEBSITE AND SOFTWARE.

The Internet and the online commerce industry are characterized by rapid technological change that could render our website and backend software obsolete. The development of our website and software entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our software and website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. For example, many of our current and potential competitors have longer operating histories, may have significantly greater financial, technical, marketing and other resources and larger customer bases than us. Our competitors may develop services that are superior to, or have greater market acceptance than our services. As this industry is constantly changing, we would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP MAY BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. If we develop a logo, we may seek trademark protection for it. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and software industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

OUR TECHNICAL SYSTEMS ARE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our customers, and our revenue may decline and our business could suffer.

WE WILL RELY ON AN OUTSIDE FIRM TO HOST OUR SERVERS, AND A FAILURE OF SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We will rely upon a third party provider to host our main server. Currently, we do not have such an agreement in place, but the wide availability of such services leads us to believe that securing such an agreement will be relatively straightforward.

In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service.

THE LOSS OF THE SERVICES OF OUR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT WOULD DISRUPT OUR OPERATIONS AND INTERFERE WITH OUR ABILITY TO COMPETE.

We depend upon the continued contributions of our executive officers and senior management. We only have two employees, our President and Chief Financial Officer, Ken-Muen Le, and our Vice President, Sean Maguire. They handle all of the responsibilities in the area of corporate administration, business development and research. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

ALL OF OUR ASSETS AND ALL OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT OR IMPOSSIBLE FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

All of our assets are located in Canada and we do not currently maintain a permanent place of business within the United States. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our assets or our officers and directors, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of our assets or our sole director and officer predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

Risks Related to Investing in Our Industry

OUR BUSINESS DEPENDS IN PART ON THE GROWTH AND MAINTENANCE OF THE INTERNET AND TELECOMMUNICATIONS INFRASTRUCTURE.

The success of our business depends in part on the continued growth and maintenance of the Internet and telecommunication infrastructure. This includes maintaining a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continue to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. We have no control over the providers of access services to the Internet. Interruptions, delays or capacity problems with any points of access between the Internet and our websites could adversely affect our ability to provide services to users of our websites. The temporary or permanent loss of all or a portion of our services on the Internet, the Internet infrastructure generally, or our users’ ability to access the Internet, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS PROSPECTS.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal content, retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws developed and are interpreted by the judicial system, they could have the effect of:

● limiting the growth of the Internet;

● creating uncertainty in the marketplace that could reduce demand for our products and services;

● increasing our cost of doing business;

● exposing us to significant liabilities associated with content distributed or accessed through our products or services; or

● leading to increased product and applications development costs, or otherwise harm our business.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 3 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01.  The proceeds will primarily be used for developing and marketing our software and meeting the costs of being a reporting company.

The following table sets forth the intended uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company, after deducting the expenses of the preparation of this prospectus and the filing of this registration statement, estimated at approximately $29,000 being paid for by Priced In.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds to Company	50,000	100,000	150,000	200,000
Net Proceeds to Company after Deducting Offering Expenses	21,000	71,000	121,000	171,000
Legal, accounting, transfer agent	5,000	5,000	5,000	5,000
Employees and general office expenses	-	2,000	12,000	22,000
Internet Servers and website hosting	500	3,000	4,000	5,000
Website Development and Testing	10,000	26,000	40,000	55,000
Marketing	4,500	32,000	56,000	79,000
Administrative Expenses	1,000	3,000	4,000	5,000

TOTALS	$21,000	$71,000	$121,000	$171,000

We believe that we will need to raise a minimum of $100,000, or 50% of our shares being offered, in order to develop our website, as well as to meet our ongoing reporting requirements with the SEC, however, we may require more than this amount in order to reach these goals.

The Company will keep the proceeds of the offering in the Company’s general business account and may use the proceeds of the offering before the offering ends if management believes it is in the best interests of the Company.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

Dilution represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.

Dilution of the value of the shares you purchase is also a result of the lower book value of the Shares held by our existing stockholders.  The historical net tangible book value as of December 31, 2012 was $37,200 or approximately $0.00744 per share as there are 5,000,000 shares currently outstanding. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2012.

The following table sets forth as of December 31, 2012, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses of approximately $29,000 payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Offering price per share	0.01	0.01	0.01	0.01
Post offering net tangible book value (proceeds to company from offering + pre-offering book value - cost of offering)	58,200	108,200	158,200	208,200
Post offering net tangible book value per share	0.0058	0.0072	0.0079	0.0083
Pre-offering net tangible book value per share	0.0074	0.0074	0.0074	0.0074
(Decrease) Increase in net tangible book value per share after offering	(0.0016)	(0.0006)	0.0006	0.0009
Dilution per share	0.0042	0.0028	0.0021	0.0017
% dilution	41.8%	27.9%	20.9%	16.7%

PLAN OF DISTRIBUTION

5,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is offering a maximum of 20,000,000 shares of its common stock on a “best efforts” basis at a fixed price of $0.01 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 shares; or (ii) 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the SEC declares our registration statement effective, do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We intend to sell the shares in this offering through our President, Ken-Muen Le and vice president Sean Maguire. Ken-Muen Le and Sean Maguire will not receive any compensation for offering or selling the shares.

Once the registration statement is effective, Ken-Muen Le and Sean Maguire will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. Upon being declared publicly reporting and upon completion of this Offering, we may consult with financial advisors to explore additional means of raising capital, including potentially by selling additional shares.

Mr. Le and Mr. Maguire are relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as brokers. Mr. Le and Mr. Maguire are able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that both are: (a) not be subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933 (see attached); (b) are not compensated in connection with their participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) are not an associated person of a broker dealer; and both primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and both are not brokers or dealers, or have been a broker or dealer, within the preceding 12 months; and both do not participate in selling an offering of securities for any issuer more than once every 12 months.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.  As of March 22, 2013, there were 5,000,000 shares of our common stock issued and outstanding held by two holders of record of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting if authorized by the written consent of the stockholders holding at least a majority of the voting power.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividends

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33 1/3%;

●	33 1/3% or more but less than or equal to 50%; or

●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Stock Transfer Agent

Our transfer agent is VStock Transfer, 77 Spruce Street, Suite 201 Cedarhurst, NY 11598 and its phone number is (212) 828-8436.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Anslow & Jaclin, LLP, Manalapan, NJ.  Anslow & Jaclin, LLP does not own any shares of our common stock.

The financial statements of our company included in this prospectus, for the period from November 23, 2010 (Inception) through September 30, 2012 have been audited by MaloneBailey, LLP, certified public accountants, and are included in reliance upon such reports given upon the authority of MaloneBailey, LLP as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT
DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the state of Nevada on November 23, 2010 under the name Streamline Resources, Inc.  On April 24, 2012, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change our name to Priced In Corp. Our principal business address is 6110 Coxswain Crescent, Toronto, ON Canada L5V-2Z8. Our telephone number is (418) 263-8112.  Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, telephone number (702) 866-2500. We have a September 30 fiscal year end.

Our business involves aggregating group buy offers onto our website so that users can search one website for multiple group buying deals in their city and/or receive email notifications for the type of deals in which they are interested. The sale of varying levels of the shares offered will affect the operations and activities contemplated below. After the completion of the offering, management will determine how to best allocate the proceeds received.  However, the Company will not keep the proceeds of the offering in a separate account and may use the proceeds before the completion of the offering if management believes it is in the best interest of the Company.

We are a development-stage Company that plans to operate a website that aggregates and consolidates group buying deals and allows users to view and link to available group buying deals in their area from various group buying companies including Groupon and LivingSocial.  We own the URL pricedin.com, which is not yet operational.  In order for us to become operational, we will need to hire a web developer to build the website.  We have not yet entered into discussion with any web developers for our proposed website.

Whether we are able to pay for the development of our website is contingent upon the success of this offering.  We do not know how long it will take for the website to be operational, but we believe it will be at least a few months after we have secured the necessary funds and have hired a competent web developer.

Under our current plan, if and when our website is operational, visitors to our website will be able to view and search for deals in which they are interested instead of visiting multiple group buying websites. When a website visitor finds a deal they would like to purchase, they will be redirected to the group buying website where the deal is offered and they can subsequently purchase the deal.  Once our website has been developed and is operational, it will managed by our President, Ken-Muen Le and our Vice President, Sean Maguire, though they will probably need to hire third party service providers for technical assistance.

Our proposed website will be able to retrieve deal information from several group buying websites and stores this information so that a user can go to our website to view multiple deals in their city.  This process is known as “spidering.” These deals can be searched and filtered by various criteria including city, deal name, category and price. Once search criteria are selected, a visitor can also decide to receive future notifications by email when new deals that meet the specified criteria are offered.

We plan to generate revenue through affiliate agreements with group buying websites and advertising placement on our website.  Many group buying websites offer referral commissions whereby if another website sends a user to the site and that user subsequently makes a purchase, a commission is paid to the referring website.

In the future, we may also generate advertising revenue through Google’s AdSense program. Google AdSense is an ad serving application run by Google Inc.  Website owners can enroll in this program to enable text, image, and video advertisements on their websites. These advertisements are administered, sorted, and maintained by Google, and can generate revenue on either a per-click or per-impression basis.  As usage of our website increases, we may seek targeted advertisements from other sources like online or traditional advertising agencies.  Google AdSense advertising may be placed on the website when management decides that our website generates enough traffic to make the revenue those ads could generate worth the effort of managing them.

The Company competes with other similar websites on the Internet today, but aims to be more comprehensive by listing more group buying offers.  Management believes that many group buying aggregators only offer a limited selection of the most popular group buying website deals.  We believe that by offering more group deals than our competition and by integrating support for those companies to interface with the back end of our website to update their offerings in real time, our website will be a more attractive option for users.

In order to accomplish this, we intend to spend a significant portion of the funds raised on this offering developing a sophisticated back end to our website that will allow it to support a large number of offers from many group buying websites.  One of the key features we intend to develop is an application programming interface, commonly known as an API, which will allow companies that offer group buy deals to interface with our website in an automated fashion.  This will allow their websites to connect with ours and update key information about the deals they offer automatically and in real time.  End users of our website will then be able to see all the relevant information about the deal, including but not limited to: the location and type of deal, the price, the amount of time or units remaining, the provider offering the deal and any terms or limitations on the use of the product or service offered for sale.

Management believes that the ongoing development of our website will primarily be determined by the success of this offering, but also potentially through future financing opportunities.  Management expects to have to invest in ongoing development, maintenance and expansion of the Company’s website in order to remain competitive.

Priced In has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

The founder and original president, chief executive officer, chief financial officer, secretary, treasurer, and director of the Company was Georges Roy, who resigned from the Company on September 20, 2012, and was replaced in these roles by Ken-Muen Le, who had been appointed a director of the Company on September 19, 2012.

Market Opportunity

As the Internet continues to grow, management believes that there will be a significant number and variety of group buying deals available.  Group buying websites have become popular in recent years and there is intense competition in the space and a large number of websites offering deals.  We believe that this increased competition among group buying website will make the aggregation and sorting of these deals an important service to both consumers and the purveyors of group deals.

Marketing

We believe that our ability to convert visitors to our website into purchasers of various group buying deals, thus earning us commissions, will be due in large part to our ability to direct traffic to our website.  A key aspect of generating traffic is a website’s ranking in the major search engines, particularly Google.  We intend to direct a significant portion of our marketing efforts on getting our website ranked as highly as possible in the major search engines.  This may include various search engine optimization (SEO) techniques such as the use of meta tags throughout our website, internal linking to optimize the ability of search engines to “spider” our website and soliciting and/or purchasing back links, whereby other websites link to ours.

In addition to SEO strategies, we may purchase Google AdWords advertisements.  AdWords offers pay-per-click (PPC) advertising, cost-per-thousand (CPM) advertising, and site-targeted advertising for text, banner, and rich-media ads. The AdWords program includes local, national, and international distribution. Advertisers select the words that should trigger their ads and the maximum amount they will pay per click or per thousand exposures.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions. In that regard, any summaries or reviews we write ourselves will be available for copyright protection.  In addition, if we develop a logo, we may seek trademark protection for it.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As of the date of this prospectus, the Company’s employees include its President, Ken-Muen Le, and Vice President, Sean Maguire. Mr. Le is employed elsewhere and has the flexibility to work on Priced In up to 20 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Mr. Maguire is also employed elsewhere and has the flexibility to work on Priced In up to 10 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Neither is being paid at present by Priced In. Based on the success of this offering, each of Mr. Le and Mr. Maguire plan on increasing the percentage of their respective working hours devoted to the company.  If we sell between 50% and 75% of the proposed offering, Mr. Le is prepared to devote up 30 hours per week and Mr. Maguire is prepared to devote up to 20 hours per week to the Company.  If we sell between 75% and 100% of the proposed offering, Mr. Le is prepared to devote up to 40 hours per week and Mr. Maguire is prepared to devote up to 30 hours per week to the Company.

Currently, we have not entered into an employment agreement with our President, Ken-Muen Le, or our Vice President Sean Maguire. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Depending on the success of this offering we plan to retain website and software development staff initially on a contract basis.  Our two officers and directors will be responsible for the initial management, sales and client relations functions. Once the Company launches its website, it may hire a full time website manager who would be responsible for both the website and the back end software. If we elect not to hire a full time software website manager we will retain a development firm that will also be able to provide ongoing development and management services.

The founder and original president, chief executive officer, chief financial officer, secretary, treasurer, and director of the Company was Georges Roy, who resigned from the Company on September 20, 2012, and was replaced in these roles by Ken-Muen Le, who had been appointed a director of the Company on September 19, 2012.  Mr. Maguire has served in his capacity as a director since inception.  Though Messrs. Le and Maguire have no experience with running a public company, the Company has retained competent counsel to assist in ensuring that it meets its reporting obligations.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Priced In Corp
(A Development Stage Company)
December 31, 2012
(Unaudited)

Priced In Corp
(A Development Stage Company)
Balance Sheets
(Unaudited)

ASSETS	December 31, 2012	September 30, 2012

Current Assets

Cash	$41,030	$41,078
Total Current Assets	$41,030	$41,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$824	$-
Accrued liabilities	3,000	1,500
Due to related parties	6	6
Total Current Liabilities	3,830	1,506

Stockholders’ Equity

Common stock Authorized: 75,000,000 shares, par value $0.001 5,000,000 share issued and outstanding	5,000	5,000

Additional paid-in capital	45,000	45,000

Deficit accumulated during the development stage	(12,800)	(10,428)

Total Stockholders’ Equity	37,200	39,572

Total Liabilities and Stockholders’ Equity	$41,030	$41,078

The accompanying notes are an integral part of these unaudited financial statements

Priced In Corp
(A Development Stage Company)
Statement of Expenses
(Unaudited)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Period from November 23, 2010 (Date of Inception) to December 31, 2012

Expenses

General and administrative	$2,372	$47	$12,800
			,
Total Operating Expenses	2,372	47	12,800

Net Loss	$(2,372)	$(47)	$(12,800)

Net Loss Per Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Shares Outstanding	5,000,000	1,608,696

The accompanying notes are an integral part of these unaudited financial statements

Priced In Corp
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Period from November 23, 2010 (Date of Inception) to December 31, 2012

Operating Activities

Net loss for the period	$(2,372)	$(47)	$(12,800)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Accounts payable	824	-	824
Accrued expenses	1,500	-	3,000

Net cash used in operating activities	(48)	(47)	(8,976)

Financing Activities
Proceeds from issuance of common stock	-	40,000	50,000
Due to related parties	-	(510)	6

Net Cash Provided by Financing Activities	-	39,490	50,006

Net Increase in Cash	(48)	39,443	41,030

Cash, Beginning of Period	41,078	-	–

Cash, End of Period	41,030	39,443	41,030

Supplemental Disclosures

Interest paid	$-	$-	$–
Income taxes paid	-	-	–

The accompanying notes are an integral part of these unaudited financial statements

Priced In Corp
(A Development Stage Company)
Notes to the Financial Statements
(Unaudited)

1.     Nature of Business and Basis of Presentation

Priced In Corp. (the “Company”) was incorporated in the state of Nevada on November 23, 2010.  The Company has been in the development stage since its formation and has not commenced business operations.

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form S/1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form S/1, have been omitted.

2.     Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. As of December 31, 2012, the Company has an accumulated deficit of $12,800. The Company is in the business of developing a website that will aggregates group buying offers from Groupon, Social Living and other sites.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
3.      Related Party Transactions

a)	As at December 31, 2012, the Company was indebted to the former President of the Company in the amount of $6, which is non-interest bearing, unsecured, and due on demand.

4.      Common Stock

a)	On November 24, 2011, the Company issued 4,000,000 common shares at $0.01 per share for proceeds of $40,000.

b)	On February 1, 2012, the Company issued 1,000,000 common shares at $0.01 per share for proceeds of $10,000.

Priced In Corp
(A Development Stage Company)
September 30, 2012 and 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Priced In Corp
(A Development Stage Company)
Canada L5V-2Z8

We have audited the accompanying balance sheets of Priced In Corp (a Development Stage Company) (the “Company”) as of September 30, 2012 and September 30, 2011 and the related statements of expenses, stockholders’ equity, and cash flows for the year ended September 30, 2012 and the period from November 23, 2010 (inception) to September 30, 2011 and September 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2012 and September 30, 2011 and the related results of its operations and its cash flows for the year ended September 30, 2012 and the period from November 23, 2010 (inception) to September 30, 2011 and the period from November 23, 2010 (inception) through September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

November 13, 2012

Priced In Corp
(A Development Stage Company)

Balance Sheets

ASSETS	September 30, 2012	September 30, 2011

Current Assets

Cash	$41,078	$-

Total Current Assets	$41,078	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accrued liabilities	$1,500	$-
Due to related parties	6	516

Total Current Liabilities	1,506	516

Stockholders’ Equity

Common stock: Authorized: 75,000,000 shares, par value $0.001 5,000,000 and 0 share issued and outstanding respectively	5,000	-

Additional paid-in capital	45,000	-

Deficit accumulated during the development stage	(10,428)	(516)

Total Stockholders’ Equity (Deficit)	39,572	(516)

Total Liabilities and Stockholders’ Equity	$41,078	$-

The accompanying notes are an integral part of these audited financial statements

Priced In Corp
(A Development Stage Company)
Statement of Expenses

	Year Ended September 30, 2012	Period from November 23, 2010 (Date of Inception) to September 30, 2011	Period from November 23, 2010 (Date of Inception) to September 30, 2012

Expenses

General and administrative	$9,912	$516	$10,428
			,
Total Operating Expenses	9,912	516	10,428

Net Loss	$(9,912)	$(516)	$(10,428)

Net Loss Per Share – Basic and Diluted	$(0.00)	$0.00

Weighted Average Shares Outstanding	4,060,109	-

The accompanying notes are an integral part of these audited financial statements

Priced In Corp
(A Development Stage Company)
Statement of Stockholders’ Equity
For the period from November 23, 2010 (Date of Inception) to September 30, 2012

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, November 23, 2010 (Date of Inception)	–	$-	$–	$–	$–

Net loss	–	–	–	(516)	(516)

Balance – September 30, 2011	–	–	–	(516)	(516)

Common stock issued for cash	5,000,000	5,000	45,000	–	50,000

Net loss	–	–	–	(9,912)	(9,912)

Balance – September 30, 2012	5,000,000	$5,000	$45,000	$(10,428)	$39,572

The accompanying notes are an integral part of these audited financial statements

Priced In Corp
(A Development Stage Company)
Statement of Cash Flows

	Year Ended September 30, 2012	Period from November 23, 2010 (Date of Inception) To September 30, 2011	Period from November 23, 2010 (Date of Inception) to September 30, 2012

Operating Activities

Net loss	$(9,912)	$(516)	$(10,428)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Accrued expenses	1,500	-	1,500

Net cash used in operating activities	(8,412)	(516)	(8,928)

Financing Activities

Proceeds from issuance of common stock	50,000	-	50,000
Advances from related parties	274	516	790
Payments on advances to related parties	(784)	-	(784)

Net Cash Provided by Financing Activities	49,490	516	50,006

Net Increase in Cash	41,078	-	41,078

Cash, Beginning of Period	-	-	–

Cash, End of Period	41,078	-	41,078

Supplemental Disclosures

Interest paid	$-	$-	$–
Income taxes paid	$-	$-	$–

The accompanying notes are an integral part of these audited financial statements

Priced In Corp-
A Development Stage Company
Notes to the Financial Statements

1.        Nature of Operations and Going Concern

Priced In Corp (the “Company”) was incorporated in the state of Nevada on November 23, 2010 under the name Streamline Resources, Inc.  On April 24, 2012, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change its name to Priced In Corp. The Company has been in the development stage since its formation and has not commenced business operations. The Company complies with Statement of Financial Accounting Standard ASC 915-15 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. As of September 30, 2012, the Company has an accumulated deficit of $10,428. The Company is in the business of developing a website that will aggregate group buying offers from Groupon, Social Living and other sites.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern

2.        Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year end is September 30.

b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements. We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances. Actual results could differ from those estimates.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)	Loss per Share

The Company computes net loss per share in accordance with ASC 740 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. For the year ended September 30, 2012 and the period from inception to September 30, 2011, there were no potentially dilutive securities outstanding.

e)	Income Taxes

The Company accounts for income taxes using the asset and liability approach.   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized

f)	Recent Accounting Pronouncements

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

3.        Related Party Transactions

At September 30, 2012 and 2011, the Company was indebted to the President of the Company in the amount of $6 and $516 respectively. The loan is non-interest bearing, unsecured, and due on demand.

4.        Common Stock

a)	On November 24, 2011, the Company issued 4,000,000 common shares at $0.01 per share for proceeds of $40,000.

b)	On February 1, 2012, the Company issued 1,000,000 common shares at $0.01 per share for proceeds of $10,000.

5.        Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $10,428 since inception, which expires in 2032. The Company has adopted ASC 740, “Accounting for Income Taxes”. Pursuant to ASC 740, the Company is required to compute tax asset benefits for non-capital losses carried forward. The net deferred tax asset generated by the loss carry-forward has been fully reserved.

At September 30, 2012 and 2011, deferred tax assets consisted of the following

	September 30, 2012 $	September 30, 2011 $

Deferred tax assets	3,546	175
Less: valuation allowance	(3,546)	(175)

Net deferred tax assets	–	-

6.        Subsequent Events

    The Company has evaluated its subsequent transactions through the date of this filing and determined there are no reportable events subsequent to September 30, 2012.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We also qualify as a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Moreover, as a smaller reporting company and so long as we remain a smaller reporting company, we benefit from similar exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to similar exemptions available to emerging growth company until such time as we were no longer a smaller reporting company.

Plan of Operation

Over the 12 month period from the completion of our offering, if we have raised enough funds, we intend to design, launch and market our website. Management believes that selling 25% of the proposed offering should constitute sufficient funds to set this aspect of the business plan in motion. We intend to use all the proceeds from the offering over the 12 month period after completion thereof. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company, after deducting the expenses of the preparation of this prospectus and the filing of this registration statement, estimated at approximately $29,000 being paid for by the Company.

Offered Shares Sold	Offering Proceeds	Principle Use of Proceeds
5,000,000 Shares (25%)	$50,000	Legal, Accounting, transfer agent Employees and Operating Expenses Servers and Website Hosting Website Development and Testing Marketing Administrative Expenses	$ $ $ $ $ $	5,000 0 500 10,000 4,500 1,000

10,000,000 Shares (50%)	$100,000	Legal, Accounting, transfer agent Employees and Operating Expenses Servers and Website Hosting Website Development and Testing Marketing Administrative Expenses	$ $ $ $ $ $	5,000 2,000 3,000 26,000 32,000 3,000

15,000,000 Shares (75%)	$150,000	Legal, Accounting, transfer agent Employees and Operating Expenses Servers and Website Hosting Website Development and Testing Marketing Administrative Expenses	$ $ $ $ $ $	5,000 12,000 4,000 40,000 56,000 4,000

20,000,000 Shares (maximum)	$200,000	Legal, Accounting, transfer agent Employees and Operating Expenses Servers and Website Hosting Website Development and Testing Marketing Administrative Expenses	$ $ $ $ $ $	5,000 22,000 5,000 55,000 79,000 5,000

Within 90 days of the completion of our offering, the Company intends to begin its hiring of website developers. We then plan to develop a specification list for features of the website.

We intend to solicit bids through various Internet websites for the development of the website and back end software.  We intend to review the various bids we expect to receive and select a developer within 90 days of completing this offering.

We do not know whether the software developer we ultimately select will also offer front end graphic design services for the web interface or if we will choose to use the same firm to develop both aspects of the software. These aspects require different types of expertise.  We may need to hire a separate web development and graphics design firm to complete the look and feel of the web interface.  During the course of the software’s development we will strive to optimize the site for registration in the search engines.

Based on our initial research, we believe development of the website and software to take between 4 – 6 months. During the development of the software, we will plan our marketing strategy.  If we sell 50% of the proposed offering, we will likely hire a part-time software development manager to maintain and develop our website.  If we sell 75% of the proposed offering, we will likely hire a part-time website manager and a part-time strategic relations manager to manage relations with various group buy websites with whom our back end will interface as well as any advertising relationships we develop.  If we sell the entire proposed offering, we will likely hire a full-time website development manager and a full-time strategic relations manager.

We plan to spend the remainder of the 12 months after this offering focused on marketing our website. We will register our website in a large number of search engines, using various SEO techniques, and also purchase AdWords on Google.

If we are unable to complete any phase of our website development or marketing efforts because we do not have enough resources, we believe that we will have to cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our software development plan would be difficult. As such, if we cannot secure additional proceeds we may have to cease marketing our website which may negatively affect investors’ investment.

Results of Operations

We did not have any revenues from November 23, 2010 (inception) through December 31, 2012.  Our expenses from November 23, 2010 (inception) through December 31, 2012 were $12,800.

Capital Resources and Liquidity

As of December 31, 2012 we had $41,030 in cash.

Management may decide, based on market conditions, to seek future private placements if management believes such private placements are in the best interests of the Company. We believe we will be able to generate referral revenue within one hundred and twenty (120) days of the launch of our website.

We estimate that we will be able to use the currently available capital resource to develop a first version of our planned website and fund our planned operations, including public company reporting costs, for the next twelve months, after which if we do not generate sufficient revenue to support our planned operations, we will need to obtain additional financing. We are not certain that we will be able to obtain additional financing on favorable terms, if at all. If we need additional capital and cannot raise it on acceptable terms, we will have to cease our operations.

We are highly dependent upon the success of the public offering described herein.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees other than those noted above.

Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of its strategy to increase revenues, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and being generating revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 6110 Coxswain Crescent, Toronto, ON Canada L5V-2Z8, and our telephone number is (418) 263-8112.  We do not have a lease agreement for this property. This property is leased by our Chief Executive Officer, Ken-Muen Le, and he allows us to use the space at no cost to run the business.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Ken-Muen Le	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	39	September 19, 2012
Sean Maguire	Vice President and Director	36	November 23, 2010

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Ken-Muen Le, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director

Mr. Le completed the Mechanical Industrial Drafting Co-op at Rosemount Technology Centre in Montreal in 1995.  He completed the Electronics Engineering Technology Co-op at Sheridan College in Brampton Ontario in 2003.  From September 2001 to March 2002 Mr. Le worked as a junior engineering technician at Rogers Broadcasting Ltd in Toronto, Ontario.  His duties included installing and repairing audio equipment and building and testing new audio filters and installing the associated cabling.  From May to September 2002 he worked as an Installation technician at Kamco in Burlington, Ontario.  His duties included building, installing and troubleshooting kiosk based computer systems.  From September 2001 to October 2006 Mr. Le worked in the in-store construction department for Ikea Canada in Toronto, Ontario where he was responsible for various interior construction projects at several Ikea locations.  From October 2006 to present, Mr. Le has worked as an installer for Quickservice Technologies, Inc in Toronto, Ontario.  His duties include installing point of sale cash registers, security systems and cabling.  Mr. Le currently spends 20 hours per week providing services to the company which represents approximately 30% of his working hours.  Mr. Le has been a Director of the Company since he was appointed by the Board of Directors of the Company September 19, 2012.  He has served as the President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer since September 20, 2012, when Georges Roy, who previously held these positions, resigned from the Company and was replaced by Mr. Le.  We believe that Mr. Le’s experience in the technology industry and his management skills qualify him to serve as a director of our company.

Sean Maguire, Vice President and Director

Mr. Maguire attended Camosun College in Victoria studying business administration from 1996 to 1999. During this time, he worked as a technical salesperson at iNet in Victoria, an ISP (Internet Service Provider) offering dial-up Internet connectivity, website hosting and development solutions. He worked as a technical liaison from 1999 until 2001 at GlobalMedia, an Internet streaming media and e-commerce company in Vancouver, Canada. In his role as technical liaison, Mr. Maguire converted conceptual designs into technical documents used for software production. From 2001 to 2004, Mr. Maguire was employed as a technical account manager for ACL Services, a software company specializing in audit analytics and continuous monitoring software. From 2004 - 2008, he worked as a channel manager at Absolute Software responsible for technical sales with large channel partners including Dell, HP, IBM and Gateway. From 2009 until present, he works as the technical operations manager of JoCool Enterprises, a website hosting and development company. Mr. Maguire currently spends 10 hours a week providing services to the Company, which represents approximately 20% of his working hours.  We believe that Mr. Maguire’s extensive software and Internet work experience and his management skills qualify him to serve as a director of our company.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between either Mr. Le’s or Mr. Maguire’s other business interests and their involvement in Priced In.

During the past ten years, Mr. Le and Mr. Maguire have not been the subject of the following events:

1.  A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.  Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.  The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)  Engaging in any type of business practice; or

(iii)  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.  The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)  Any Federal or State securities or commodities law or regulation; or

(ii)  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

(iii)  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Priced In has made no provisions for paying cash or non-cash compensation to either of its two officers and directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the year ended September 30, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Ken-Muen Le President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2012	-	-	-	-	-	-	-	-

Sean Maguire Vice-President and Director	2012	-	-	-	-	-	-	-	-

We have not paid any salaries to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan.  There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Priced In has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Priced In may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

DIRECTOR COMPENSATION

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Employment Contracts

We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not pay our directors any money and we have no plans to pay our directors any money in the future.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, harmless to the fullest legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  The Company shall advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the SEC, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 22, 2013 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Ken-Muen Le 6110 Coxswain Crescent Toronto, ON Canada L5V-2Z8	Common Stock	4,000,000	Direct	80%

Sean Maguire 493 King St. Bridgewater, NS Canada B4V 1B3	Common Stock	1,000,000	Direct	20%

Directors and Executive Officers (2 – as a group)	Common Stock	5,000,000		100%

(1)  Based on 5,000,000 shares of our common stock outstanding as of March 22, 2013.

Depending on the success of this offering, our officers and directors may continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since our inception on November 23, 2010, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;
(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
(iii)	Any of our promoters and control persons; and
(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On November 23, 2011 we issued 4,000,000 shares of our common stock to our former director and officer, Georges Roy at a price of $0.01 per share.  On November 23, 2011 we issued 1,000,000 shares of our common stock to Sean Maguire at a price of $0.01 per share.  The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “US Person” as such term is defined in Regulation S.

On September 20, 2012, Georges Roy sold his 4,000,000 shares of common stock of the Company to Ken-Muen Le, the current president, chief executive officer, chief financial officer, secretary, treasurer, and director of the Company, at a price of $0.01 per share, and Mr. Roy subsequently resigned from the Company.  Such sale was made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Le was not a “US Person” as such term is defined in Regulation S.

From time to time the Company borrows money from its directors.  At December 31, 2012 and 2011, the Company was indebted to the President of the Company in the amount of $6 and $6 respectively. The loan is non-interest bearing, unsecured, and due on demand.

REPORTS TO STOCKHOLDERS

Upon the effective date of this Registration Statement on Form S-1, we will be considered a Section 15(d) filer rather than a fully reporting company. While we are a Section 15(d) filer and until we become a fully reporting company we are not subject to the Proxy Rules outlined in Section 14 of the Exchange Act and are therefore not required to file proxy statements with the Securities and Exchange Commission. We do intend to file a Registration Statement on Form 8-A with the Securities and Exchange Commission concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. The filing of the Registration Statement on Form 8-A will cause us to become a fully reporting company with the Securities and Exchange Commission under the Exchange Act. Our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed a Registration Statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of Priced In Corp. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving Priced In Corp. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Securities and Exchange Commission. Our Registration Statement and the referenced exhibits can also be found on this website.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PRICED IN CORP
20,00,000 SHARES OF COMMON STOCK
PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2013

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

SEC Registration Fee	$27

Accounting/Administrative Fees and Expenses	$10,000
Blue Sky Fees/Expenses	1,000
Legal Fees/Expenses	$15,000
Transfer Agent Fees	$2,000
Miscellaneous Expenses	973
Total	$29,000

All amounts are estimates other than the SEC registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article Seven of our by-laws, filed as Exhibit 3.2 to this Registration Statement; and
2. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

RECENT SALES OF UNREGISTERED SECURITIES

Priced In is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001 per share.  The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On November 23, 2011, we issued a total of 4,000,000 common shares to our former President, Georges Roy for total consideration of $40,000, or $0.01 per share.  On September 20, 2012, Mr. Roy sold these 4,000,000 shares to Ken-Muen Le, the current president, chief executive officer, chief financial officer, secretary, treasurer, and director of the Company, for the same price that Mr. Roy paid for them. Such sale was made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Le was not a “US Person” as such term is defined in Regulation S.

On November 23, 2011, we issued a total of 1,000,000 common shares to our Vice President, Sean Maguire for total consideration of $10,000, or $0.01 per share. Such sale was made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Maguire was not a “US Person” as such term is defined in Regulation S.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the disclosure of the application of all the offering proceeds.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation*
3.2	Amendment to the Articles of Incorporation*
3.3	Bylaws*
5.1	Opinion of Anslow &Jaclin, LLP
23.1	Consent of MaloneBailey, LLP, Certified Public Accountants
23.2	Opinion of Anslow &Jaclin, LLP [incorporated by reference to Exhibit 5.1 herewith].

* Previously filed.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada, on March 22, 2013.

PRICED IN CORP

By:	/s/ Ken-Muen Le
Ken-Muen Le President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ken-Muen Le
Ken-Muen Le President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

By:	/s/ Sean Maguire
Sean Maguire Vice President and Director

Date:  March 22, 2013